Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 July 22, 2022 FOR IMMEDIATE RELEASE

NextEra Energy reports second-quarter 2022 financial results
•NextEra Energy delivers strong second-quarter results
•FPL continues to focus on delivering clean energy for its customers and an outstanding value proposition of low bills, high reliability and outstanding customer service
•NextEra Energy Resources has another strong quarter of renewables and storage origination, adding approximately 2,035 net megawatts to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2022 second-quarter net income attributable to NextEra Energy on a GAAP basis of $1,380 million, or $0.70 per share, compared to net income attributable to NextEra Energy of $256 million, or $0.13 per share, for the second quarter of 2021. On an adjusted basis, NextEra Energy's 2022 second-quarter earnings were $1,593 million, or $0.81 per share, compared to $1,395 million, or $0.71 per share, in the second quarter of 2021.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); and an impairment charge.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income (loss) attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Florida Power & Light Company completed the regulatory integration of Gulf Power Company under its 2021 base rate settlement agreement and began serving customers under unified rates on Jan. 1, 2022. As a result, Gulf Power will no longer continue as a separate reporting segment within Florida Power & Light and NextEra Energy. For 2022 and beyond, FPL has one reporting segment and, therefore, 2021 financial results and other operational metrics have been restated for comparative purposes.

"NextEra Energy delivered strong second-quarter results and is well positioned to meet its overall objectives for the year," said John Ketchum, president and chief executive officer of NextEra Energy. "Adjusted earnings per share increased approximately 14% year-over-year, reflecting continued strong financial and operational performance at both FPL and NextEra Energy Resources. During the quarter, FPL commissioned the approximately 1,200-megawatt Dania Beach Clean Energy Center, and last week we also placed in service the North Florida Resiliency Connection transmission line. Smart capital investments such as these help lower costs and improve reliability for customers. NextEra Energy Resources continues to capitalize on a terrific renewables development environment, adding more than 2 gigawatts to its backlog since the release of our first-quarter 2022 financial results in April. With these new additions, net of projects placed in service, NextEra Energy Resources' renewables and storage backlog now stands at approximately 19,600 megawatts. Based upon the clear visibility into meaningful organic growth prospects across all of our businesses, we will be disappointed if we are not able to deliver financial results at or near the top end of our recently increased adjusted earnings per share expectations ranges in 2022, 2023, 2024 and 2025, while at the same time maintaining our strong balance sheet and credit ratings."

FPL
FPL reported second-quarter 2022 net income of $989 million, or $0.50 per share, compared to $882 million, or $0.45 per share, for the prior-year comparable quarter. As America's largest electric utility, FPL sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.9 billion for the second quarter of 2022 and full-year capital investments are expected to be approximately $8.5 billion. Regulatory capital employed increased by more than 11% over the same quarter last year. FPL's average number of customers increased by more than 87,000 from the prior-year comparable quarter.

During the quarter, FPL successfully commissioned the highly efficient, approximately 1,200-megawatt (MW) Dania Beach Clean Energy Center. The approximately $900 million project, which was completed on time and on budget, is expected to generate nearly $350 million in net cost savings for FPL customers, while reducing carbon emissions by roughly 70%, compared to the previous Lauderdale Plant. Last week, FPL also placed in service the North Florida Resiliency Connection transmission line, which physically connects the FPL grid and the legacy Gulf Power grid. The new transmission line is expected to generate operational efficiencies and allow customers to benefit from both enhanced reliability and additional low-cost solar generation.

Also during the second quarter, FPL filed its updated Storm Protection Plan, which is filed every three years. The plan provides details on the billions of dollars of capital investment anticipated over the next 10 years to continue hardening FPL's energy grid for the benefit of customers. These hardening programs, several of which have been in progress since 2007, collectively provide increased resiliency and faster restoration times for FPL's approximately 5.8 million customer accounts when severe weather, including hurricanes, inevitably affects FPL's service territory.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a second-quarter 2022 net income attributable to NextEra Energy on a GAAP basis of $133 million, or $0.07 per share, compared to net loss attributable to NextEra Energy of $315 million, or $0.16 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the second quarter of 2022 were $683 million, or $0.35 per share, compared to $574 million, or $0.29 per share, for the second quarter of 2021.

NextEra Energy Resources delivered another strong quarter of renewables and storage origination, adding approximately 2,035 net MW to its backlog. Since the release of the first-quarter 2022 financial results in April, NextEra Energy Resources added approximately 1,200 net MW of solar projects, making this the second largest quarter of solar origination in NextEra Energy Resources' history. Also included in the backlog additions are approximately 815 net MW of new wind and 20 net MW of battery storage. With these new additions, net of projects placed in service, NextEra Energy Resources' renewables and storage backlog now stands at approximately 19,600 MW and provides terrific visibility into the strong growth that is expected at NextEra Energy Resources over the next few years.

Corporate and Other
In the second quarter of 2022 on a GAAP basis, Corporate and Other results increased $0.29 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the second quarter of 2022 decreased $0.01 per share, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations, which were increased last month at the investor conference, remain unchanged. For 2022, NextEra Energy continues to expect adjusted earnings per share to be in the range of $2.80 to $2.90. For 2023 and 2024, NextEra Energy expects adjusted earnings per share to be in the ranges of $2.98 to $3.13 and $3.23 to $3.43, respectively. For 2025, NextEra Energy expects to grow 6% to 8% off the 2024 adjusted earnings per share expectations range, which translates to a range of $3.45 to $3.70 per share. NextEra Energy also continues to expect to grow its dividends per share at an approximately 10% rate per year through at least 2024, off a 2022 base.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains, differential membership interests-related and impairment charges related to NextEra Energy's investment in Mountain Valley Pipeline, LLC. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no acquisitions; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter 2022 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter 2022 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.8 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2022 list of "World's Most Admired Companies," recognized on Fortune's 2021 list of companies that "Change the World" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP's inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2021 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,425	$775	$(17)	$5,183
Operating Expenses
Fuel, purchased power and interchange	1,431	191	(33)	1,589
Other operations and maintenance	441	516	20	977
Depreciation and amortization	715	421	23	1,159
Taxes other than income taxes and other – net	436	75	—	511
Total operating expenses – net	3,023	1,203	10	4,236
Gains (losses) on disposal of businesses/assets – net	—	10	(9)	1
Operating Income (Loss)	1,402	(418)	(36)	948
Other Income (Deductions)
Interest expense	(181)	31	367	217
Equity in earnings (losses) of equity method investees	—	436	—	436
Allowance for equity funds used during construction	28	2	—	30
Gains on disposal of investments and other property – net	—	15	—	15
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(292)	—	(292)
Other net periodic benefit income	—	—	19	19
Other – net	—	37	(3)	34
Total other income (deductions) – net	(153)	229	383	459
Income (Loss) before Income Taxes	1,249	(189)	347	1,407
Income Tax Expense (Benefit)	260	(55)	89	294
Net Income (Loss)	989	(134)	258	1,113
Net Loss Attributable to Noncontrolling Interests	—	267	—	267
Net Income (Loss) Attributable to NextEra Energy, Inc.	$989	$133	$258	$1,380
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$989	$133	$258	$1,380
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	349	(451)	(102)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	290	—	290
Differential membership interests – related	—	28	—	28
NEP investment gains – net	—	43	—	43
Impairment charge related to investment in Mountain Valley Pipeline	—	27	—	27
Less related income tax expense (benefit)	—	(187)	114	(73)
Adjusted Earnings (Loss)	$989	$683	$(79)	$1,593
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.50	$0.07	$0.13	$0.70
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.18	(0.23)	(0.05)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.15	—	0.15
Differential membership interests – related	—	0.01	—	0.01
NEP investment gains – net	—	0.02	—	0.02
Impairment charge related to investment in Mountain Valley Pipeline	—	0.01	—	0.01
Less related income tax expense (benefit)	—	(0.09)	0.06	(0.03)
Adjusted Earnings (Loss) Per Share	$0.50	$0.35	$(0.04)	$0.81
Weighted-average shares outstanding (assuming dilution)				1,973

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$270	$0.13	$(337)	$(0.17)	$(67)	$(0.04)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$207	$0.11	$—	$—	$207	$0.11
	Differential membership interests – related	$21	$0.01	$—	$—	$21	$0.01
	NEP investment gains – net	$32	$0.02	$—	$—	$32	$0.02
	Impairment charge related to investment in Mountain Valley Pipeline	$20	$0.01	$—	$—	$20	$0.01

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$3,569	$380	$(22)	$3,927
Operating Expenses
Fuel, purchased power and interchange	963	171	(31)	1,103
Other operations and maintenance	410	399	57	866
Depreciation and amortization	571	390	20	981
Taxes other than income taxes and other – net	395	63	2	460
Total operating expenses – net	2,339	1,023	48	3,410
Gains (losses) on disposal of businesses/assets – net	—	(5)	(2)	(7)
Operating Income (Loss)	1,230	(648)	(72)	510
Other Income (Deductions)
Interest expense	(154)	(191)	(412)	(757)
Equity in earnings (losses) of equity method investees	—	(84)	—	(84)
Allowance for equity funds used during construction	31	2	1	34
Gains on disposal of investments and other property – net	—	22	—	22
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	105	—	105
Other net periodic benefit income	—	—	64	64
Other – net	3	31	4	38
Total other income (deductions) – net	(120)	(115)	(343)	(578)
Income (Loss) before Income Taxes	1,110	(763)	(415)	(68)
Income Tax Expense (Benefit)	228	(264)	(104)	(140)
Net Income (Loss)	882	(499)	(311)	72
Net Loss Attributable to Noncontrolling Interests	—	184	—	184
Net Income (Loss) Attributable to NextEra Energy, Inc.	$882	$(315)	$(311)	$256
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$882	$(315)	$(311)	$256
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	1,198	333	1,531
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(107)	—	(107)
Differential membership interests – related	—	30	—	30
NEP investment gains – net	—	39	—	39
Less related income tax expense (benefit)	—	(271)	(83)	(354)
Adjusted Earnings (Loss)	$882	$574	$(61)	$1,395
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.45	$(0.16)	$(0.16)	$0.13
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	0.61	0.17	0.78
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(0.05)	—	(0.05)
Differential membership interests – related	—	0.02	—	0.02
NEP investment gains – net	—	0.02	—	0.02
Less related income tax expense (benefit)	—	(0.15)	(0.04)	(0.19)
Adjusted Earnings (Loss) Per Share	$0.45	$0.29	$(0.03)	$0.71
Weighted-average shares outstanding (assuming dilution)				1,970

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(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(c)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$908	$0.46	$250	$0.13	$1,158	$0.59
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(76)	$(0.04)	$—	$—	$(76)	$(0.04)
	Differential membership interests – related	$23	$0.01	$—	$—	$23	$0.01
	NEP investment gains – net	$34	$0.02	$—	$—	$34	$0.02

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$8,137	$(24)	$(40)	$8,073
Operating Expenses
Fuel, purchased power and interchange	2,631	390	(66)	2,955
Other operations and maintenance	838	1,017	81	1,936
Depreciation and amortization	1,177	820	46	2,043
Taxes other than income taxes and other – net	846	145	—	991
Total operating expenses – net	5,492	2,372	61	7,925
Gains (losses) on disposal of businesses/assets – net	—	35	(10)	25
Operating Income (Loss)	2,645	(2,361)	(111)	173
Other Income (Deductions)
Interest expense	(354)	119	594	359
Equity in earnings (losses) of equity method investees	—	(17)	1	(16)
Allowance for equity funds used during construction	62	5	—	67
Gains on disposal of investments and other property – net	—	33	—	33
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(428)	—	(428)
Other net periodic benefit income	—	—	89	89
Other – net	—	86	(8)	78
Total other income (deductions) – net	(292)	(202)	676	182
Income (Loss) before Income Taxes	2,353	(2,563)	565	355
Income Tax Expense (Benefit)	489	(688)	134	(65)
Net Income (Loss)	1,864	(1,875)	431	420
Net Loss Attributable to Noncontrolling Interests	—	509	—	509
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,864	$(1,366)	$431	$929
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,864	$(1,366)	$431	$929
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	2,117	(745)	1,372
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	425	—	425
Differential membership interests-related	—	56	—	56
NEP investment gains – net	—	112	—	112
Impairment charge related to investment in Mountain Valley Pipeline	—	807	—	807
Less related income tax expense (benefit)	—	(840)	187	(653)
Adjusted Earnings (Loss)	$1,864	$1,311	$(127)	$3,048
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.94	$(0.69)	$0.22	$0.47
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	1.07	(0.37)	0.70
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.22	—	0.22
Differential membership interests-related	—	0.03	—	0.03
NEP investment gains – net	—	0.06	—	0.06
Impairment charge related to investment in Mountain Valley Pipeline	—	0.41	—	0.41
Less related income tax expense (benefit)	—	(0.44)	0.09	(0.35)
Adjusted Earnings (Loss) Per Share	$0.94	$0.66	$(0.06)	$1.54
Weighted-average shares outstanding (assuming dilution)				1,973

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,621	$0.82	$(558)	$(0.28)	$1,063	$0.54
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$304	$0.15	$—	$—	$304	$0.15
	Differential membership interests-related	$42	$0.02	$—	$—	$42	$0.02
	NEP investment gains – net	$83	$0.04	$—	$—	$83	$0.04
	Impairment charge related to investment in Mountain Valley Pipeline	$627	$0.32	$—	$—	$627	$0.32

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Operating Revenues	$6,539	$1,162	$(48)	$7,653
Operating Expenses
Fuel, purchased power and interchange	1,735	335	(61)	2,009
Other operations and maintenance	795	951	108	1,854
Depreciation and amortization	910	780	40	1,730
Taxes other than income taxes and other – net	755	130	3	888
Total operating expenses – net	4,195	2,196	90	6,481
Gains (losses) on disposal of businesses/assets – net	—	13	(6)	7
Operating Income (Loss)	2,344	(1,021)	(144)	1,179
Other Income (Deductions)
Interest expense	(309)	(132)	105	(336)
Equity in earnings (losses) of equity method investees	—	356	—	356
Allowance for equity funds used during construction	58	5	—	63
Gains on disposal of investments and other property – net	—	52	—	52
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	162	—	162
Other net periodic benefit income	—	—	128	128
Other – net	4	69	4	77
Total other income (deductions) – net	(247)	512	237	502
Income (Loss) before Income Taxes	2,097	(509)	93	1,681
Income Tax Expense (Benefit)	437	(333)	7	111
Net Income (Loss)	1,660	(176)	86	1,570
Net Loss Attributable to Noncontrolling Interests	—	352	—	352
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,660	$176	$86	$1,922
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,660	$176	$86	$1,922
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	1,292	(262)	1,030
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(166)	—	(166)
Differential membership interests-related	—	61	—	61
NEP investment gains – net	—	107	—	107
Less related income tax expense (benefit)	—	(298)	68	(230)
Adjusted Earnings (Loss)	$1,660	$1,172	$(108)	$2,724
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.84	$0.09	$0.05	$0.98
Adjustments – pretax:(c)
Net losses (gains) associated with non-qualifying hedges	—	0.66	(0.14)	0.52
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.08)	—	(0.08)
Differential membership interests-related	—	0.03	—	0.03
NEP investment gains – net	—	0.05	—	0.05
Less related income tax expense (benefit)	—	(0.16)	0.04	(0.12)
Adjusted Earnings (Loss) Per Share	$0.84	$0.59	$(0.05)	$1.38
Weighted-average shares outstanding (assuming dilution)				1,971

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(c)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$984	$0.50	$(194)	$(0.10)	$790	$0.40
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(119)	$(0.06)	$—	$—	$(119)	$(0.06)
	Differential membership interests-related	$46	$0.02	$—	$—	$46	$0.02
	NEP investment gains – net	$85	$0.04	$—	$—	$85	$0.04

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
June 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$67	$879	$1,915	$2,861
Customer receivables, net of allowances	1,830	2,630	1	4,461
Other receivables	388	422	(140)	670
Materials, supplies and fuel inventory	1,034	608	—	1,642
Regulatory assets	1,151	13	1	1,165
Derivatives	109	1,651	(3)	1,757
Other	181	1,572	23	1,776
Total current assets	4,760	7,775	1,797	14,332
Other assets:
Property, plant and equipment – net	60,786	44,074	533	105,393
Special use funds	5,261	2,264	—	7,525
Investment in equity method investees	—	6,055	9	6,064
Prepaid benefit costs	1,683	3	605	2,291
Regulatory assets	4,595	213	33	4,841
Derivatives	2	1,637	205	1,844
Goodwill	2,989	1,843	11	4,843
Other	682	4,147	(192)	4,637
Total other assets	75,998	60,236	1,204	137,438
TOTAL ASSETS	$80,758	$68,011	$3,001	$151,770
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$—	$—	$1,011	$1,011
Other short-term debt	200	40	1,700	1,940
Current portion of long-term debt	1,886	621	4,743	7,250
Accounts payable	1,498	6,097	(3)	7,592
Customer deposits	490	7	—	497
Accrued interest and taxes	723	145	67	935
Derivatives	13	3,261	106	3,380
Accrued construction-related expenditures	501	1,173	—	1,674
Regulatory liabilities	456	9	2	467
Other	548	1,095	432	2,075
Total current liabilities	6,315	12,448	8,058	26,821
Other liabilities and deferred credits:
Long-term debt	19,449	6,622	27,311	53,382
Asset retirement obligations	2,089	1,070	—	3,159
Deferred income taxes	7,550	2,445	(1,799)	8,196
Regulatory liabilities	9,961	146	80	10,187
Derivatives	—	2,875	49	2,924
Other	436	1,960	98	2,494
Total other liabilities and deferred credits	39,485	15,118	25,739	80,342
TOTAL LIABILITIES	45,800	27,566	33,797	107,163
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	53	—	53
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	21,436	13,454	(23,581)	11,309
Retained earnings	12,149	18,906	(5,886)	25,169
Accumulated other comprehensive income (loss)	—	(83)	24	(59)
Total common shareholders' equity	34,958	32,277	(30,796)	36,439
Noncontrolling interests	—	8,115	—	8,115
TOTAL EQUITY	34,958	40,392	(30,796)	44,554
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$80,758	$68,011	$3,001	$151,770

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$55	$562	$22	$639
Customer receivables, net of allowances	1,297	2,081	—	3,378
Other receivables	350	496	(116)	730
Materials, supplies and fuel inventory	963	598	—	1,561
Regulatory assets	1,111	14	—	1,125
Derivatives	13	677	(1)	689
Other	129	1,035	2	1,166
Total current assets	3,918	5,463	(93)	9,288
Other assets:
Property, plant and equipment – net	58,227	40,900	221	99,348
Special use funds	6,158	2,764	—	8,922
Investment in equity method investees	—	6,150	9	6,159
Prepaid benefit costs	1,657	3	583	2,243
Regulatory assets	4,343	202	33	4,578
Derivatives	—	1,095	40	1,135
Goodwill	2,989	1,843	12	4,844
Other	775	3,693	(73)	4,395
Total other assets	74,149	56,650	825	131,624
TOTAL ASSETS	$78,067	$62,113	$732	$140,912
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,382	$—	$—	$1,382
Other short-term debt	200	—	500	700
Current portion of long-term debt	536	664	585	1,785
Accounts payable	1,318	5,670	(53)	6,935
Customer deposits	478	6	1	485
Accrued interest and taxes	322	168	35	525
Derivatives	9	1,214	40	1,263
Accrued construction-related expenditures	601	777	—	1,378
Regulatory liabilities	278	9	2	289
Other	634	1,651	410	2,695
Total current liabilities	5,758	10,159	1,520	17,437
Other liabilities and deferred credits:
Long-term debt	17,974	6,755	26,231	50,960
Asset retirement obligations	2,049	1,033	—	3,082
Deferred income taxes	7,137	2,838	(1,665)	8,310
Regulatory liabilities	11,053	141	79	11,273
Derivatives	1	1,129	583	1,713
Other	501	1,790	177	2,468
Total other liabilities and deferred credits	38,715	13,686	25,405	77,806
TOTAL LIABILITIES	44,473	23,845	26,925	95,243
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	245	—	245
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	19,936	9,560	(18,225)	11,271
Retained earnings	12,285	20,272	(6,646)	25,911
Accumulated other comprehensive income (loss)	—	(31)	31	—
Total common shareholders' equity	33,594	29,801	(26,193)	37,202
Noncontrolling interests	—	8,222	—	8,222
TOTAL EQUITY	33,594	38,023	(26,193)	45,424
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$78,067	$62,113	$732	$140,912

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,864	$(1,875)	$431	$420
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,177	820	46	2,043
Nuclear fuel and other amortization	91	35	18	144
Unrealized losses (gains) on marked to market derivative contracts – net	—	2,524	(627)	1,897
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds - net	—	428	—	428
Foreign currency transaction gains	—	(1)	(103)	(104)
Deferred income taxes	406	(494)	(9)	(97)
Cost recovery clauses and franchise fees	(476)	—	—	(476)
Equity in losses (earnings) of equity method investees	—	17	(1)	16
Distributions of earnings from equity method investees	—	271	—	271
Losses (gains) on disposal of businesses, assets and investments – net	—	(67)	9	(58)
Recoverable storm-related costs	(3)	—	—	(3)
Other – net	(3)	(118)	33	(88)
Changes in operating assets and liabilities:
Current assets	(534)	(636)	(28)	(1,198)
Noncurrent assets	(2)	12	(19)	(9)
Current liabilities	638	760	159	1,557
Noncurrent liabilities	44	6	—	50
Net cash provided by (used in) operating activities	3,202	1,682	(91)	4,793
Cash Flows From Investing Activities
Capital expenditures of FPL	(4,007)	—	—	(4,007)
Independent power and other investments of NEER	—	(4,939)	—	(4,939)
Nuclear fuel purchases	(44)	(23)	—	(67)
Other capital expenditures	—	—	(451)	(451)
Proceeds from sale or maturity of securities in special use funds and other investments	1,183	642	214	2,039
Purchases of securities in special use funds and other investments	(1,245)	(749)	(245)	(2,239)
Other – net	(18)	219	155	356
Net cash used in investing activities	(4,131)	(4,850)	(327)	(9,308)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,942	49	6,624	9,615
Retirements of long-term debt	(100)	(180)	(1,264)	(1,544)
Net change in commercial paper	(1,382)	—	1,011	(371)
Proceeds from other short-term debt	—	—	1,725	1,725
Repayments of other short-term debt	—	—	(525)	(525)
Payments from related parties under a cash sweep and credit support agreement – net	—	499	—	499
Issuances of common stock/equity units – net	—	—	1	1
Dividends on common stock	—	—	(1,671)	(1,671)
Dividends & capital distributions from (to) parent – net	(500)	3,917	(3,417)	—
Other – net	(33)	169	(170)	(34)
Net cash provided by financing activities	927	4,454	2,314	7,695
Effects of currency translation on cash, cash equivalents and restricted cash	—	(3)	—	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2)	1,283	1,896	3,177
Cash, cash equivalents and restricted cash at beginning of period	108	1,184	24	1,316
Cash, cash equivalents and restricted cash at end of period	$106	$2,467	$1,920	$4,493

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2021	FPL(a)	NEER	Corporate and Other(a)(b)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,660	$(176)	$86	$1,570
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	910	780	40	1,730
Nuclear fuel and other amortization	84	37	13	134
Unrealized losses (gains) on marked to market derivative contracts – net	—	1,209	(186)	1,023
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds - net	—	(162)	—	(162)
Foreign currency transaction losses (gains)	—	2	(57)	(55)
Deferred income taxes	285	(117)	26	194
Cost recovery clauses and franchise fees	(88)	—	—	(88)
Equity in losses (earnings) of equity method investees	—	(356)	—	(356)
Distributions of earnings from equity method investees	—	248	—	248
Losses (gains) on disposal of businesses, assets and investments – net	—	(65)	6	(59)
Recoverable storm-related costs	(135)	—	—	(135)
Other – net	(5)	(87)	5	(87)
Changes in operating assets and liabilities:
Current assets	(136)	(329)	(78)	(543)
Noncurrent assets	(44)	(190)	(39)	(273)
Current liabilities	199	146	(61)	284
Noncurrent liabilities	(3)	15	58	70
Net cash provided by (used in) operating activities	2,727	955	(187)	3,495
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,269)	—	—	(3,269)
Independent power and other investments of NEER	—	(4,873)	—	(4,873)
Nuclear fuel purchases	(88)	(85)	—	(173)
Proceeds from sale or maturity of securities in special use funds and other investments	1,813	659	51	2,523
Purchases of securities in special use funds and other investments	(1,871)	(670)	(76)	(2,617)
Other – net	(2)	237	13	248
Net cash used in investing activities	(3,417)	(4,732)	(12)	(8,161)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,388	121	5,850	7,359
Retirements of long-term debt	(54)	(164)	(805)	(1,023)
Net change in commercial paper	(1,267)	—	275	(992)
Repayments of other short-term debt	—	(58)	(200)	(258)
Payments from related parties under a cash sweep and credit support agreement – net	—	1,085	—	1,085
Issuances of common stock/equity units – net	—	—	5	5
Dividends on common stock	—	—	(1,511)	(1,511)
Dividends & capital distributions from (to) parent – net	600	3,022	(3,622)	—
Other – net	(16)	64	(164)	(116)
Net cash provided by (used in) financing activities	651	4,070	(172)	4,549
Effects of currency translation on cash, cash equivalents and restricted cash	—	4	—	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(39)	297	(371)	(113)
Cash, cash equivalents and restricted cash at beginning of period	160	842	544	1,546
Cash, cash equivalents and restricted cash at end of period	$121	$1,139	$173	$1,433

————————————
(a)	Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. Amounts have been retrospectively adjusted to reflect the segment change.
(b)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings (Loss) Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84	$0.13	$0.98

FPL – 2021 Earnings Per Share	$0.39	$0.45	$0.84
New investment growth	0.05	0.05	0.09
Other and share dilution	—	—	0.01
FPL – 2022 Earnings Per Share	$0.44	$0.50	$0.94

NEER – 2021 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.25	$(0.16)	$0.09
New investments	0.01	—	0.01
Existing generation and storage assets	0.05	0.03	0.09
Gas infrastructure	(0.02)	—	(0.02)
Customer supply and proprietary power & gas trading	(0.02)	0.02	—
Non-qualifying hedges impact	(0.65)	0.33	(0.32)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	(0.07)	(0.15)	(0.21)
Impairment charge related to investment in Mountain Valley Pipeline	(0.31)	(0.01)	(0.32)
Other, including other investment income, interest expense, corporate general and administrative expenses and share dilution	—	0.01	(0.01)
NEER – 2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.76)	$0.07	$(0.69)

Corporate and Other – 2021 Earnings (Loss) Per Share	$0.20	$(0.16)	$0.05
Non-qualifying hedges impact	(0.11)	0.30	0.18
Other, including interest expense and share dilution	—	(0.01)	(0.01)
Corporate and Other – 2022 Earnings Per Share	$0.09	$0.13	$0.22

2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.23)	$0.70	$0.47

Florida Power & Light completed the regulatory integration of Gulf Power under its 2021 base rate settlement agreement and began serving customers under unified rates on January 1, 2022. As a result, Gulf Power is no longer a separate reporting segment. FPL and Corporate and Other amounts for 2021 have been retrospectively adjusted to reflect the segment change.

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.